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                                                                   Exhibit 10-A


                              HERCULES INCORPORATED
                  ANNUAL MANAGEMENT INCENTIVE COMPENSATION PLAN
                    (AMENDED AND RESTATED FEBRUARY 21, 2003)

ARTICLE I PURPOSE

      The Hercules Incorporated Annual Management Incentive Compensation Plan, the terms of which are herein set forth (as the same is now in effect or as hereafter amended from time to time, the "Plan"), is intended to enable the Company to secure, retain and motivate highly qualified and experienced management personnel by providing to employees (including officers and directors who are employees) who (i) occupy positions that affect the annual performance of the Company and of such of its participating related companies as shall from time to time be designated by the Board for participation in the Plan and (ii) are designated as Participants in the Plan, incentive compensation linked to (a) the Company's success in meeting prescribed corporate goals, (b) the performance of the employee's organizational unit in meeting its prescribed goals and (c) the employee's individual performance in meeting its prescribed personal performance goals.

ARTICLE II DEFINITIONS AND CONSTRUCTION

Section 2.1 Definitions

      The following words and phrases when used in the Plan with an initial capital letter, unless their context clearly indicates to the contrary, shall have the respective meanings set forth below in this Section 2.1:

            Beneficiary. As defined in Subsection 17.7.1.

            Board. The Board of Directors of the Company.

            CEO. The Chief Executive Officer of the Company.

            Change in Control. As defined in Section 15.1.

            Committee. The Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

            Common Stock. The common stock of the Company.

            Company. Hercules Incorporated and its successors and assigns.

            Corporate Payout Curves. As defined in Section 7.1.
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            Corporate Performance Goals. Performance goals for a Plan Year based upon corporate performance during that Plan Year.

            Determination Date. As defined in Article X.

            Employee. An employee of the Company or of a Participating
            Subsidiary.

            Exchange Act. The Securities Exchange Act of 1934, as now in effect or as hereafter amended from time to time.

            Grantor. The Board, when used in reference to an Incentive Award granted to the CEO; the Committee, when used in reference to an Incentive Award granted to a Reporting Person; or the CEO, when used in reference to an Incentive Award granted to a Nonreporting Person.

            Group. One of the operating groups or corporate staff departments of either the Company or a Participating Subsidiary.

            Group Head. The individual occupying the highest organizational position within a particular Group.

            Group Payout Curves. As defined in Section 7.1.

            Group Performance Goals. Performance goals for a Plan Year based upon the performance of a particular Group during that Plan Year.

            Incentive Award. The actual cash and/or stock distribution made to any Participant pursuant to the Plan, the amount and payment of which is determined as set forth in the Plan.

            Incentive Awards Pool. As defined in Article IV.

            Incumbent Board. As defined in Section 15.1.

            Individual Performance Goals. Performance goals for a Plan Year based upon the performance of a particular Participant during that Plan Year.

            Individual Target Award. As defined in Section 5.1.

            LTICP. The Company's Long-Term Incentive Compensation Plan or any successor thereto or any other plan pursuant to which the Company has the ability to grant restricted shares of Common Stock.

            Maximum. The level of achievement of a particular Performance Goal at which the amount distributed with respect to the applicable component of the relevant Incentive Award will reach its highest possible level.


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            Nonreporting Person. An Employee who is not subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

            Participant. An Employee who is designated as a Participant in the Plan for a given Plan Year pursuant to Article III.

            Participating Subsidiary. A Subsidiary designated by the Board as a Participating Subsidiary.

            Payout Curve. The proposed Incentive Awards distribution scheme established for a given Plan Year established pursuant to Article VII hereof.

            Performance Goals. Corporate Performance Goals, Group Performance Goals and Individual Performance Goals.

            Plan. As defined in Article I.

            Plan Year. A calendar year for which any Participant is given the opportunity to earn an Incentive Award under the Plan.

            Reporting Person. An Employee subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, other than the CEO.

            Restricted Common Stock. As defined in Article X.

            Subsidiary. Any corporation, partnership, joint venture or other entity (i) that, directly or indirectly through one or more intermediaries, is controlled by the Company or (ii) a majority or more of whose outstanding voting stock or voting power for election of directors or equivalent governing body is beneficially owned by the Company directly or indirectly through one or more intermediaries.

            Target. The targeted level of performance with respect to any particular Performance Goal.

            Target Incentive Awards Pool. As defined in Article IV.

            Threshold. The minimum level of achievement of a Performance Goal.

Section 2.2 Construction

      Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular


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      form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference, are not a part of the Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section. All references herein to specific Articles, Sections or Subsections shall mean Articles, Sections or Subsections of this document unless otherwise qualified.

ARTICLE III PARTICIPATION AND GRANT OF INCENTIVE AWARDS

Section 3.1 Power to Designate Participants and Make Incentive Awards

      3.1.1: The Board shall have the exclusive power to designate the CEO as a Participant and to make all decisions concerning the Incentive Awards of the CEO, including without limitation the terms and conditions of the CEO's Incentive Award opportunities and the amounts actually payable to the CEO pursuant to Incentive Awards, subject to the terms of the Plan and after taking into account the recommendations of the Committee.

      3.1.2: The Committee shall have the exclusive power to designate Reporting Persons as Participants and to make all decisions concerning the Incentive Awards of Reporting Persons, including without limitation the terms and conditions of their Incentive Award opportunities and the amounts actually payable to them pursuant to Incentive Awards, subject to the terms of the Plan.

      3.1.3: The CEO shall have the power to designate Nonreporting Persons as Participants and to make all decisions concerning the Incentive Awards of Nonreporting Persons, including without limitation the terms and conditions of their Incentive Award opportunities and the amounts actually payable to them pursuant to Incentive Awards, subject to the terms of the Plan and to the authority and oversight of the Committee.

Section 3.2 Establishment of Terms of Awards

      The terms and conditions of Incentive Award opportunities shall be established in accordance with the process set forth in Articles IV through VII below. Such process shall be completed not later than the end of the first calendar quarter of the applicable Plan Year.

Section 3.3 Notification of Participation

      Employees designated as Participants shall be so advised in writing, and shall also be informed of the amount of their Individual Target Awards and the other terms and conditions of their Incentive Award opportunities.


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ARTICLE IV INCENTIVE AWARDS POOLS

      The Committee shall recommend to the Board, and the Board shall determine and approve, the aggregate dollar amount of the Incentive Awards that would be payable to all Participants if all Performance Goals were met at the Target level (the "Target Incentive Awards Pool" for that Plan Year) and the maximum aggregate dollar amount of the Incentive Awards that would become payable to all Participants if all Performance Goals were met at the Maximum level (the "Incentive Awards Pool"). However, the Board may adjust the amount of the Target Incentive Awards Pool and/or the Incentive Awards Pool upwards or downwards at any time before the end of the Plan Year.

ARTICLE V INDIVIDUAL TARGET AWARDS

Section 5.1 Target Awards

      The Grantor shall establish an incentive opportunity (an "Individual Target Award") for each Participant who will be eligible to receive an Incentive Award for each Plan Year, such that the aggregate of the Individual Target Awards does not exceed the Target Incentive Awards Pool for that Plan Year. The Individual Target Award shall be a percentage of the Participant's base salary or the benchmark for the Participant's position, or a flat dollar amount, as determined by the Grantor, but need not be the same for any other Participant or group of Participants. In selecting such percentage or amount, the Grantor shall consider, among other criteria, survey data regarding competitive industry practices for similar positions in comparable-sized chemical companies.

Section 5.2 Components

      Each Individual Target Award will consist of two parts: a corporate component, to be earned based upon achievement of the applicable Corporate Performance Goals, and a Group component, to be earned based upon achievement of the applicable Group Performance Goals (in each case subject to adjustment based on the achievement of the applicable Individual Performance Goals). The Grantor shall determine the percentage assigned to each of the two components.

ARTICLE VI PERFORMANCE GOALS

Section 6.1 Corporate Performance Goals

      The Committee shall recommend to the Board, and the Board shall determine and approve, the Corporate Performance Goals for each Plan Year, including the Threshold, Target and Maximum levels of achievement. After such approval, the Board may modify the Corporate Performance Goals in any manner that it deems equitable and appropriate as a result of an extraordinary and material change in the Company's business, operations, corporate or capital structure, in


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      the manner in which it conducts business or any other extraordinary and material change affecting the Company.

Section 6.2 Group Performance Goals

      Group Performance Goals for Participants in each Group shall be established for each Plan Year by the CEO after consultation with the applicable Group Head, including the Threshold, Target and Maximum levels of achievement. After such establishment, the CEO may approve a modification to such Group Performance Goals in any manner that he deems equitable and appropriate as a result of an extraordinary and material change in the Company's business, operations, corporate or capital structure, in the manner in which it conducts business or any other extraordinary and material change affecting the Company.

Section 6.3 Individual Performance Goals

      Individual Performance Goals shall be established for each Participant for each Plan Year, as follows:

            6.3.1: Individual Performance Goals for the CEO shall be established by the Board, after consultation with the Committee and the CEO. Individual Performance Goals for a Reporting Person shall be established by the Committee after consultation with the CEO and the Reporting Person. Individual Performance Goals for a Nonreporting Person shall be established by the Group Head for whom he works after consultation with such Nonreporting Person.

            6.3.2: After Individual Performance Goals have been established under Section 6.3.1, the Board, the Committee or the Group Head, as applicable, may approve a modification to the Individual Performance Goals in any manner that it or he deems equitable and appropriate as a result of a change in the Participant's duties and responsibilities or the manner in which he discharges his duties and responsibilities or any other change, in each case if it or he determines such change to be extraordinary and material.

Section 6.4 Certain Modifications

      In the event of a modification of the Corporate Performance Goals or the Group Performance Goals for any Plan Year pursuant to Section 6.1 or 6.2, the Grantor may modify the Individual Performance Goals of any Participant affected by the change resulting in such modification as deemed appropriate and equitable in his sole and absolute discretion.


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ARTICLE VII PAYOUT CURVE

Section 7.1 Establishment of Payout Curves

      The Committee shall establish the Payout Curves for the corporate component of Incentive Awards (the "Corporate Payout Curve"), and the CEO shall establish the Payout Curves for the Group component of Incentive Awards (the "Group Payout Curves").

Section 7.2 Requirements

      Each Payout Curve shall, within the framework of the applicable Performance Goals, Individual Target Awards, Thresholds and other terms and conditions established pursuant to Articles III through VI:

            7.2.1: Establish Threshold, Target, Maximum and intermediate(s) performance and distribution levels for determining the amounts to be distributed to Participants pursuant to their Incentive Awards; and

            7.2.2: Provide for distributions ranging from 0% to 200% of the Target Incentive Awards Pool, depending on the application of actual performance against the distribution levels set forth on such Payout Curve.

Section 7.3 Modification

      From time to time, at any time before distributions are made with respect to Incentive Awards for a Plan Year, the Committee in its sole discretion may modify the Corporate Payout Curve, and the CEO, in his sole discretion, may modify or amend the Group Payout Curve for any Group, in order to reflect changed business or economic conditions.

ARTICLE VIII DETERMINATION OF PERFORMANCE RESULTS

      As soon as practicable following the end of each Plan Year (1) the Committee shall determine whether and the extent to which the applicable Corporate Performance Goals were attained, (2) the CEO shall determine whether and the extent to which each Group attained its applicable Group Performance Goals, and (3) the Board, the CEO or the relevant Group Head, as applicable, shall determine whether and the extent to which each Participant attained his Individual Performance Goals. All such determinations shall be conclusive and binding with respect to all Participants and their Beneficiaries, except as they may be modified pursuant to other provisions of the Plan.


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ARTICLE IX DETERMINATION OF INCENTIVE AWARDS

Section 9.1 Calculation

      As soon as practicable after the determinations required by Article VIII have been made, the actual Incentive Awards to be made to Participants shall be calculated, based upon such determinations, and in the following manner:

            9.1.1: The corporate component of each Participant's Incentive Award shall be determined by the application of the Corporate Payout Curve to the achievement of the applicable Corporate Performance Goals.

            9.1.2: The relevant Group component of each Participant's Incentive Award shall be determined by the application of the achievement of the relevant Group Payout Curve to the applicable Group Performance Goals.

            9.1.3: The actual Incentive Award for each Participant, subject to Subsection 9.1.4, shall be calculated by adding the corporate and Group components as so calculated, and then adjusting the result as appropriate based upon the Participant's achievement of the applicable Individual Performance Goals and such other factors as the Grantor may deem appropriate.

            9.1.4: If the total amount of the Incentive Awards as thus determined for all Participants exceeds the Incentive Awards Pool, Incentive Awards shall be adjusted so that the total equals the Incentive Awards Pool.

Section 9.2 Threshold Requirement

      Notwithstanding any other provision of the Plan, if the achievement of the Corporate Performance Goals for a given Plan Year is below the stated Threshold, no Participant shall receive any payment under Incentive Awards for that Plan Year unless the Board determines otherwise in its sole discretion.

ARTICLE X PAYMENT OF INCENTIVE AWARDS

      Promptly following the date on which the final determination of Incentive Awards for a Plan Year is made (the "Determination Date"), subject to Articles XI through XIII below, each Participant shall be entitled to have his Incentive Award distributed to him in cash, in restricted shares of common stock pursuant to the LTICP ("Restricted Common Stock") or partly in each, as the Committee shall determine (and such determination need not be the same for all Participants). If any portion of any Incentive Award is distributed in Restricted Common Stock of the Company, the number of shares shall be determined by dividing (1) the dollar amount of such portion of the Incentive Award by (2) 85% of the fair market value of one share of Common Stock on the applicable Determination Date. For purposes of this Article X, the term "fair market value" shall mean, as of any


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      given Determination Date, the closing price for one share of Common Stock on that Determination Date, as reported on the Composite Tape for New York Stock Exchange Listed Companies and published in the Eastern Edition of The Wall Street Journal or, if there is no trading on that Determination Date, the closing price of the Common Stock as so reported and published on the next preceding date on which there was trading in Common Stock.

ARTICLE XI PRO-RATED INCENTIVE AWARDS

Section 11.1 New Participants

      Notwithstanding any provision of the Plan other than Article XV, if an Employee becomes a Participant during a given Plan Year, such Participant's Incentive Award may (but need not) be pro-rated, if so determined by the Grantor, to reflect the partial year of participation.

Section 11.2 Transferred Participants

      Notwithstanding any provision of the Plan other than Article XV, a Participant whose employment is transferred from one Group to another during a given Plan Year may have his Incentive Award pro-rated between or among such Groups as determined by the Grantor, including without limitation by applying different Group Performance Goals to different portions of his Incentive Award.

Section 11.3 Position Change

      Notwithstanding any provision of the Plan other than Article XV, if during any Plan Year a Participant moves from one position to another position in the Company or a Participating Subsidiary, the Grantor may, if the Grantor determines it is warranted, approve appropriate and equitable modifications to the performance requirements applicable to such Participant for such Plan Year to take account of such change.

ARTICLE XII SUBSTANDARD PERFORMANCE

      Notwithstanding any provision of the Plan other than Article XV, if, at any time before a Participant has received distribution of any particular Incentive Award, the Grantor shall determine that a given Participant has performed any of his employment obligations in an unsatisfactory manner, the Grantor may decrease or may entirely eliminate the amount of the distribution that the Participant would otherwise be entitled to receive with respect to that Incentive Award.


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ARTICLE XIII TERMINATION OF EMPLOYMENT

Section 13.1 General Rule

      Except as provided below in this Article XIII and in Article XV, a Participant shall not be entitled to receive any distribution pursuant to an Incentive Award for a particular Plan Year unless he is employed by the Company or a Participating Subsidiary, as applicable, on December 31 of such Plan Year.

Section 13.2 Death, Disability, Retirement or Reduction in Force

      A Participant (or, as appropriate, his Beneficiary or his estate) whose employment terminates during a Plan Year due to death, disability, retirement or reduction in force, may receive a pro-rated portion of his Incentive Award for such Plan Year, if so determined by the Grantor.

Section 13.3 Termination for Cause

      Notwithstanding any other provision of the Plan, except as provided in the next sentence, a Participant whose employment is involuntarily terminated for cause (as determined by the Committee) shall not receive any distributions with respect to any Incentive Award for the Plan Year that has not actually been distributed before such termination. However, the foregoing shall not apply to any payment to the Participant pursuant to
      Article XV unless both the Participant's termination of employment and the Committee's determination that such termination was for cause occur before the relevant Change in Control.

ARTICLE XIV ADMINISTRATION OF THE PLAN AND DELEGATIONS OF AUTHORITY

Section 14.1 Committee Authority and Responsibility

      The Committee shall have primary responsibility for the administration of the Plan, and shall make all determinations under the Plan with respect to Reporting Persons. Without limiting the generality of the foregoing, the Committee shall (i) grant Incentive Awards to Reporting Persons, (ii) establish the maximum aggregate amount of Incentive Awards to be granted to Nonreporting Persons as a Group and (iii) establish the guidelines and oversight under which, pursuant to authorities granted by the Committee and the provisions of the Plan, the CEO may grant Incentive Awards to, and make determinations under the Plan with respect to, Nonreporting Persons, as more fully provided in Section 3.2. Furthermore, the Committee shall have final authority, in its sole discretion, to interpret the Plan and to make rules regarding its operation and administration, which shall be final and binding upon all Participants. The Committee may delegate to any of its members or to one or more employees of the Company the responsibility for the day-to-day administration of the Plan, provided that the delegated responsibilities are ministerial in nature.


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Section 14.2 Board Authority and Responsibility

      The Board shall make all determinations under the Plan with respect to the CEO in his capacity as a Participant, taking into account the recommendations of the Committee. Notwithstanding anything to the contrary in the Plan, the Board may exercise any authority under the Plan that is given to the Committee or the CEO.

Section 14.3 CEO Authority and Responsibility

      In making awards to Nonreporting Persons and carrying out his other responsibilities under the Plan, the CEO is acting as a delegee of the Committee and is at all times accountable to the Committee and authorized to act only in accordance with the provisions of the Plan and the guidelines and direction provided by the Committee from time to time. Furthermore, notwithstanding anything to the contrary in the Plan, the Committee may at any time revoke any or all authority given to the CEO under the Plan, in which event such authority shall be exercised by the Committee unless and until the Committee determines otherwise. The CEO shall report to the Committee as and when requested by the Committee regarding the manner in which the CEO has exercised his power under the Plan. The CEO is not intended to be, nor shall the CEO be construed to be, a member of the Committee. The CEO may delegate all or part of his authority and responsibilities under the Plan to one or more other appropriate officers or employees of the Company or any Participating Subsidiary.

ARTICLE XV CHANGE IN CONTROL

Section 15.1 Definition

      A "Change in Control" shall mean the occurrence of any of the following events:

      (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this part (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
            (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company, or (iv) any acquisition by any corporation pursuant to a transaction that complies with parts
            (3)(A), (3)(B) and (3)(C) of this definition;


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      (2)   Individuals who, as of August 24, 2000, constitute the Board (the
            "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

      (3) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 60% or more of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

      (4) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


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Section 15.2 Effect of Change in Control

      In the event of a Change in Control of the Company during a given Plan Year, each Participant who is employed by the Company or a Participating Subsidiary on the date of the Change in Control, or whose employment was terminated during the Plan Year but before the Change in Control, shall receive a cash payment, in full settlement of his Incentive Award for that Plan Year, equal to the Individual Target Award established for such Participant at the beginning of such Plan Year, times (in the case of a Participant not so employed on the date of the Change in Control) a fraction, the numerator of which is the number of days in the Plan Year through the date of the Change in Control, and the denominator of which is the number of days in the Plan Year. The Incentive Award payable to each Participant as a result of such Change in Control shall be paid in full within thirty (30) days after the effective date of such Change in Control. In the case of a Participant who is a party to any Individual Agreement under which the Participant is or may become entitled to payments with respect to the same Incentive Award as described above, the Company or its successor may make the right of such Participant to receive the payment set forth above conditioned upon the execution by such Participant of a waiver of the right to receive such payments under the Individual Agreement to the extent they would duplicate such payment. In the case of a Participant who is a party to any individual agreement under which the Participant is or may become entitled to additional payments with respect to the same Incentive Award, the Company or its successor may make the right of such Participant to receive the payment set forth above conditioned upon the execution by such Participant of a waiver of the right to receive such payments under the individual agreement to the extent they would duplicate such payment.

ARTICLE XVI AMENDMENT, SUSPENSION AND TERMINATION

      The Board reserves the right to amend, suspend or terminate, in whole or in part, at any time and from time to time, any or all of the provisions of the Plan; provided, that no amendment, suspension or termination of the Plan that is made in anticipation of, in connection with or following a Change in Control, or at the request of a third party seeking to effect a Change in Control, shall have any effect on Article XV or the second sentence of Section 13.3, as they apply to that Change in Control, unless such effect is in no way adverse to the interests of Participants.

ARTICLE XVII MISCELLANEOUS

Section 17.1 Shares Available for Awards

      Shares of Restricted Common Stock delivered under the Plan shall be taken from the share authorization under the LTICP, and shall be subject to all of the terms, conditions and provisions thereof, including without limitation periods of restriction, transferability restrictions, risk of forfeiture and such other conditions


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      as the Committee, in accordance with the terms of the Long-Term Incentive
      Compensation Plan, may establish at the time the shares are delivered.

Section 17.2 Incentive Awards Pool Adjustments

      The Committee from time to time, either during a given Plan Year or subsequent to the conclusion thereof, at any time prior to the commencement of distribution of Incentive Award payments for such Plan Year to Participants, may recommend to the Board that the amount of the Target Incentive Awards Pool and/or the Incentive Awards Pool for such Plan Year be increased or decreased, in order to reflect changed business or economic conditions.

Section 17.3 Deferral of Payment of Incentive Awards

      A Participant shall be eligible to defer the payment of any Incentive Award that the Committee determines will be paid in cash, if he is eligible to participate in any deferred compensation plan that permits such deferral. Any such deferral shall be made under and subject to the provisions of the applicable deferred compensation plan.

Section 17.4 Unfunded Plan

      The Plan shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Incentive Awards under the Plan. The Incentive Awards payable under the Plan are contingent in character and, therefore, no rights shall vest in any Participant under the Plan until either the amount of such Participant's Incentive Award has been determined and paid by the Company pursuant to the Plan, or receipt thereof has been deferred by such Participant pursuant to the Hercules Deferred Compensation Plan.

Section 17.5 Inalienability of Rights and Interests

      The rights and interests of a Participant under the Plan are personal to the Participant and to any person or persons who may become entitled to distribution or payments under the Plan by reason of death of the Participant, and the rights and interests of the Participant or any such person (including, without limitation, any Incentive Award distributable or payable under the Plan) shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participants. If any Participant shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any of his rights or interests under the Plan (including without limitation, any Incentive Award payable under the Plan), then the Committee may hold or apply such benefit or any part thereof to or for the benefit of such Participant or his Beneficiary, his spouse, children, blood relatives or other dependents, or any


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      of them in such manner and in such proportions as the Committee may consider proper.

Section 17.6 Withholding Taxes

      The Company shall deduct, or cause to be deducted, from all distributions pursuant to Incentive Awards, all Federal, state and local taxes that the Company is required by any law to withhold on such payments. Restricted Common Stock that is distributed in settlement or partial settlement of Incentive Awards shall be subject to the applicable tax withholding provisions of the Long-Term Incentive Compensation Plan. Cash distributions that are deferred as permitted by Section 17.3 shall be subject to the tax withholding provisions of the applicable deferred compensation plan.

Section 17.7 Designation of Beneficiaries

      17.7.1: Each Participant shall be permitted to file with the Company a written designation, on such form and in accordance with such procedures and rules as the Committee may prescribe, of one or more persons (each, a "Beneficiary") to receive the Incentive Award, if any, payable under the Plan upon the Participant's death. If a Participant has filed more than one such designation, the designation most recently received by the Company shall be controlling; provided, however, that no designation, change or revocation thereof shall be effective unless received by the Company prior to the Participant's death. If no such Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives a Participant, all distributions of that Participant's Incentive Awards shall be made to the Participant's estate.

      17.7.2: The Committee may disregard the provisions of Section 17.7.1 to the extent distributions of Incentive Awards of a deceased Participant are required to be made in some other manner pursuant to applicable law. If the Committee is in doubt as to the right of any person to receive such Incentive Award, the Company may retain such Incentive Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Incentive Award to any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

Section 17.8 No Right to an Incentive Award Payment or to Continued Employment

      Eligibility for Incentive Awards is determined annually. No Participant or other person shall have any claim or right to be granted an Incentive Award under the Plan or to receive a distribution pursuant to an Incentive Award. Neither the action of the Company in establishing the Plan nor any provisions hereof, nor any action taken by the Company, any Participating Subsidiary, the Committee or the CEO, or any of their respective delegees, pursuant to such provisions shall be construed as creating in any employee or class of employees any right with respect to continuation of employment by the Company or any of the Participating


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
      Subsidiaries, and they shall not be deemed to interfere in any way with the Company's or any Participating Subsidiary's right to employ, discipline, discharge, terminate, lay off or retire any Participant with or without cause, to discipline any Participant, or to otherwise affect the Company's right to make employment decisions with respect to any Participant.

Section 17.9 Indemnification and Exculpation

      17.9.1: Indemnification. Each person who is or shall have been a member of the Committee and each director, officer or employee of the Company or any Participating Subsidiary to whom any duty or power related to the administration or interpretation of the Plan may be delegated, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become a party or in which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled under the Company's Restated Certificate of Incorporation, as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

      17.9.2: Exculpation. Each member of the Committee, and each director, officer and employee of the Company or of any Participating Subsidiary shall be fully justified in relying or acting upon in good faith any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee, or a director, officer or employee of the Company or any Participating Subsidiary be liable for any determination made or other action taken or any omission to act in reliance upon such report or information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 17.10 Communications

      17.10.1: Communications by the Committee. All notices, statements, reports and other communications made, delivered or transmitted to a Participant, Beneficiary or other person under the Plan shall be deemed to have been duly given, made or transmitted when delivered to, or when mailed by first-class mail, postage


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
      prepaid and addressed to such Participant, Beneficiary or other person at his address last appearing on the records of the Committee.

      17.10.2: Communications by the Participants and Others. All elections, designations, requests, notices, instructions and other communications made, delivered or transmitted by the Company or a Participating Subsidiary, Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by each such Committee, shall be mailed by first-class mail or delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

Section 17.11 Parties in Interest

      The provisions of the Plan and the terms and conditions of any Incentive Award shall, in accordance with their terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators, or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant. The terms of the Plan shall be binding upon the Company and its successors and assigns.

Section 17.12 No Strict Construction

      No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, any Incentive Award granted under the Plan or any rule or procedure established by the Committee.

Section 17.13 Governing Law

      All questions pertaining to the validity, construction and administration of the Plan shall be determined with reference to, and the provisions of the Plan shall be governed by, and shall be construed in conformity with, the internal laws of the State of Delaware.


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